Exhibit 10.13

18 July 2018

the Pledgor of Beijing Yunxiang Zhisheng Technology Co., Ltd

as shown in Appendix I

and

Kingsoft Cloud (Beijing) Information Technology Co., Ltd.

regarding

Equity Pledge Agreement

of

Kingsoft Cloud (Beijing) Information Technology Co., Ltd.

Equity Pledge Agreement

Equity Pledge Agreement

This equity pledge agreement (“this Agreement”) was entered into by and between the following parties in the People’s Republic of China (“PRC”) on 18 July 2018:

(1)	The specific information about the two natural persons listed in Appendix I to this Agreement (hereinafter severally and jointly referred to as the “Pledgor”) is set out in Appendix I.

(2)	Beijing Yunxiang Zhisheng Technology Co., Ltd (hereinafter referred to as the “Pledgee”)

Registered address: Room 4F01, 4/F, No. 33, Xiaoying West Road, Haidian District, Beijing

Legal representative: Yulin Wang

(3)	Kingsoft Cloud (Beijing) Information Technology Co., Ltd. (hereinafter referred to as the “Company”)

Registered address: Room 4F05, 4/F, No. 33, Xiaoying West Road, Haidian District, Beijing

Legal representative: Yulin Wang

(In the following text, any single party is referred to as “either party” and all parties are jointly referred to as “the parties”.)

Whereas:

(1)	The Pledgor is a registered shareholder of the Company and legally holds 100% of the equity in the Company (hereinafter referred to as “equity in the Company”);

(2)

Pursuant to a Loan Agreement (hereinafter referred to as the “Loan Agreement”) dated 18 July 2018 between the Pledgor and the Pledgee, the Pledgee has provided the Pledgor with a loan amounting to RMB10,000,000.

(3)

Pursuant to an Exclusive Purchase Option Agreement (hereinafter referred to as the “Purchase Option Agreement”) dated 18 July 2018 among the Pledgee, the Pledgor and the Company, the Pledgor shall, under the conditions permitted by PRC laws, transfer all or part of the equity held by it in the Company to the Pledgee and/or any other entity or individual designated by it, at the request of the Pledgee;

(4)

Pursuant to a Shareholder Voting Right Trust Agreement (hereinafter referred to as the “Voting Right Trust Agreement”) dated 18 July 2018 among the Pledgee, the Pledgor and the Company, the Pledgor has irrevocably appointed the person then designated by the Pledgee as proxy and vested such person with full power to exercise on its behalf all of its shareholder’s voting rights in the Company.

(5)

Pursuant to the Exclusive Consultation and Technical Services Agreement (hereinafter referred to as the “Services Agreement”) dated 18 July 2018 between the Pledgee and the Company, the Company is willing to accept the consulting and technological support services exclusively provided by the Pledgee, and the Pledgee is willing to provide such services to the Company in accordance with the terms and conditions stipulated in the agreement;

(6)

As security for performance of the Contract Obligations (as defined below) and discharge of the Secured Debts (as defined below) by the Pledgor and the Company, the Pledgor agrees to pledge all of its equity in the Company to the Pledgee and grants the Pledgee the right to repayment in first priority, and the Company agrees to such equity pledge arrangement;

Therefore, the parties arrive at the following agreement upon negotiation:

Equity Pledge Agreement

Article 1 Definitions

1.1	Unless the context otherwise requires, the following terms in this Agreement shall have the following meanings:

“Contract Obligations”:	All contract obligations of the Pledgor and the Company under the Transaction Agreements and under this Agreement.

“Secured Debts”:	All direct, indirect and consequential losses and losses of foreseeable profits suffered by the Pledgee due to any Breaching Event (as defined below) of the Pledgor and the Company, and all fees incurred to the Pledgee for enforcement of the Contract Obligations of the Pledgor and the Company.

“Transaction Agreements”:	The Loan Agreement, Purchase Option Agreement, Voting Right Trust Agreement and Services Agreement.

“Breaching Event”:	Breach of any Contract Obligations of the Pledgor and the Company under the Transaction Agreements and/or this Agreement.

“Pledged Equity”:	100% of the equity in the Company which is legally owned by the Pledgor when this Agreement and subsequent valid supplements to it (if any) (collectively known as “equity pledge documents”) take effect and is to be pledged to the Pledgee pursuant to the equity pledge documents as security for the performance of Contract Obligations and discharge of Secured Debts by it and the Company, and the increased amount of contribution described in Article 2.6 of this Agreement.

“PRC laws”:	The then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC (for the purpose of this Agreement, excluding Hong Kong, Macao and Taiwan).

1.2

The references to any PRC law herein shall be deemed: (1) to include references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and (2) to include references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Unless otherwise stated in the context herein, all references to an article, clause, item or paragraph shall refer to the relevant article, clause, item or paragraph of this Agreement.

Article 2 Equity Pledge

2.1

The Pledgor hereby agrees to pledge the Pledged Equity that it legally owns and has the right of disposal to the Pledgee in accordance with the provisions of this Agreement as security for discharge of the Secured Debts. The Company hereby agrees that the Pledgor pledges the Pledged Equity to the Pledgee in accordance with the provisions of this Agreement.

2.2

The Pledgor undertakes that it will record the equity pledge arrangement (“Equity Pledge”) under this Agreement in the shareholders’ register of the Company on the date of signing of this Agreement and will responsively register with the Company’s industrial and commercial registration authority. The Company undertakes that it will make the greatest efforts to help the Pledgor complete the industrial and commercial registration specified in this article.

2.3

During the validity period of this Agreement, the Pledgee does not bear any liability for any depreciation of the Pledged Equity unless the depreciation is caused by the Pledgee’s intentional serious negligence or serious negligence directly associated with relevant consequences, and the Pledgor shall have no right to make any claim against the Pledgee in any form or raise any requirement.

Equity Pledge Agreement

2.4

Subject to the aforesaid Article 2.3, where any potential obvious depreciation of the Pledged Equity is sufficient to endanger the Pledgee’s rights, the Pledgee may at any time auction or sell the Pledged Equity on behalf of the Pledgor, and may, upon agreement with the Pledgor, prepay the Secured Debts with the monies from auction or sale of the Pledged Equity or deposit the said monies in the notary organ at the location of the Pledgee (with all expenses arising therefrom borne by the Pledgee).

2.5	In the event of any Breaching Event of the Company or the Pledgor, the Pledgee shall have the right to dispose of the Pledged Equity in the manner set forth in Article 4 hereof.

2.6

The Pledgor may increase investment in the Company with the written prior consent of the Pledgee. The increased amount of contribution to the Company from the Pledgor’s increased investment in the Company shall also belong to the Pledged Equity.

2.7	The Pledgor undertakes to waive the right to the dividends on the Pledged Equity during the validity period of the Equity Pledge.

2.8	The Pledgee shall have the right to dispose of any Pledged Equity of the Pledgor according to this Agreement after occurrence of the Breaching Event of the Company or the Pledgor.

2.9

The Pledgor undertakes to handle matters relating to the equity pledge registration specified under this Agreement. For the purpose of completing the formalities for equity pledge registration, the parties may conclude a separate agreement on the Equity Pledge according to the requirements of registration authorities. In case of any inconsistency between any documents needed to be signed for completing relevant formalities and those under this Agreement, this Agreement shall prevail.

Article 3 Termination of the Pledge

3.1

After the Pledgor and the Company fully and completely fulfil all their Contract Obligations, the Pledgee shall terminate the Equity Pledge as required by the Pledgor and help the Pledgor with deregistration of the Equity Pledge in the Company’s shareholders’ register and that with the Company’s industrial and commercial registration authority.

Article 4 Disposal of the Pledged Equity

4.1

The Pledgor, the Company and the Pledgee hereby agree that in the event of any Breaching Event, the Pledgee shall, after issuing a written notice to the Pledgor, have the right to exercise all the rights and powers to the remedies for breach of this Agreement which it is entitled to according to PRC laws, the Transaction Agreements and terms under this Agreement, including (but not limited to) priority of compensation from auction or sale of the Pledged Equity. The Pledgee will not bear any liability for any losses arising from its reasonable exercise of such rights and powers.

4.2

The Pledgee shall have the right to designate in writing its lawyers or other agents to exercise any and all of its aforesaid rights and powers, to which the Pledgor or the Company shall have no objection.

4.3

The Pledgee shall have the right to deduct the reasonable costs actually incurred when the Pledgee exercises any or all of the above rights and powers from the monies from the exercise of its rights and powers.

Equity Pledge Agreement

4.4	The monies which the Pledgee acquires from the exercise of its rights and powers shall be used in the following order:

1)	to pay all costs incurred for disposal of the Pledged Equity and the exercise of rights and powers by the Pledgee (including remuneration paid to its lawyers and agents);

2)	to pay taxes payable for disposal of the Pledged Equity; and

3)	to repay the Secured Debts to the Pledgee;

The Pledgee shall return the balance (if any) after deduction of the above payments to the Pledgor or others entitled thereto according to relevant laws and regulations, or deposit the balance in the notary organ at the location of the Pledgee (with all expenses arising therefrom borne by the Pledgee).

4.5

The Pledgee shall have the right to choose to simultaneously or successively exercise any remedies for breach of this Agreement, and need not exercise other remedies for breach of this Agreement before exercising the right to auction or sell the Pledged Equity under this Agreement.

Article 5 Costs and Expenses

5.1	All the actual expenses related to the setting of the Equity Pledge under this Agreement, including (but not limited to) stamp duty, any other taxes and all legal fees, shall be borne by the Pledgee.

Article 6 Continuity and No Waiver

6.1

The Equity Pledge set under this Agreement shall be a continuous guarantee and shall be valid until the full performance of the Contract Obligations or the full repayment of the Secured Debts. Neither exemption or grace period granted by the Pledgee to the Pledgor in respect of any breach, nor delay by the Pledgee in exercising any of its rights under the Transaction Agreements and this Agreement, shall affect the right of the Pledgee under this Agreement, relevant PRC laws and the Transaction Agreements to require at any time thereafter the Pledgor to strictly perform the Transaction Agreements and this Agreement, or the rights the Pledgee may be entitled to due to the Pledgor’s subsequent breach of the Transaction Agreements and/or this Agreement.

Article 7 Statements and Undertakings of the Pledgor

The Pledgor severally makes the following statements and undertakings to the Pledgee:

7.1	It is a PRC citizen and has the legal right and capacity to execute this Agreement and undertake legal obligations according to this Agreement.

7.2

All the reports, documents and information provided by the Pledgor to the Pledgee before this Agreement enters into force in relation to the Pledgor and all the matters required by this Agreement are true and correct in all material aspects at the time when this Agreement enters into force.

7.3

All the reports, documents and information provided by the Pledgor to the Pledgee after this Agreement enters into force in relation to the Pledgor and all the matters required by this Agreement are true and valid in all material aspects at the time of provision.

7.4

At the time when this Agreement enters into force, the Pledgor is the sole legal owner of the Pledged Equity and is not involved in any existing dispute over the ownership of the Pledged Equity. The Pledgor has the right to dispose of the Pledged Equity and any part thereof.

7.5

Except for the security interests set on the Pledged Equity due to this Agreement and the rights set under the Transaction Agreements, no other security interests or third-party interests have been set on the Pledged Equity.

7.6	The Pledged Equity may be pledged and transferred according to laws and the Pledgor has full right and power to pledge the Pledged Equity to the Pledgee according to this Agreement.

Equity Pledge Agreement

7.7	This Agreement is duly signed by the Pledgor and constitutes a legal, effective and binding obligation on the Pledgor.

7.8

Any consent, permission, waiver or authorization by any third person, or any approval, permission or exemption by any government authority, or any registration or filing formalities with any government authority to be obtained or effected in respect of the execution and performance of this Agreement and the Equity Pledge under this Agreement have been obtained or effected (registration with the Company’s industrial and commercial registration authority regarding the Equity Pledge shall be completed immediately after execution of this Agreement), and will be fully effective during the validity period of this Agreement.

7.9

The execution and performance of this Agreement by the Pledgor do not violate or contradict any law applicable thereto, any agreement to which it is a party or which is binding on its assets, any court judgment, any arbitration award of any arbitration agency and any decision of any administration authority.

7.10	The pledge hereunder constitutes the first secured interest on the Pledged Equity.

7.11	All the taxes and expenses payable for obtaining the Pledged Equity shall be paid by the Pledgor.

7.12

There is no pending or, to the knowledge of the Pledgor, threatened litigation, legal process or demand by any court or any arbitration tribunal or by any government authority or any administration authority against the Pledgor, or its property, or the Pledged Equity, which will have a material or adverse effect on the economic status of the Pledgor or its capability to perform the obligations and the warranty liabilities under this Agreement.

7.13

The Pledgor hereby undertakes to the Pledgee that the aforesaid statements and undertakings are true and correct and will be fully observed at any time in any circumstance before the full performance of the Contract Obligations or the full repayment of the Secured Debts.

Article 8 Statements and Undertakings of the Company

The Company makes the following statements and undertakings to the Pledgee:

8.1

The Company is a limited liability company duly registered and validly subsisting under PRC laws as an independent legal person; it has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently serve as a party of litigation.

8.2

All the reports, documents and information provided by the Company to the Pledgee before this Agreement enters into force in relation to the Pledged Equity and all the matters required by this Agreement are true and correct in all material aspects at the time when this Agreement enters into force.

8.3

All the reports, documents and information provided by the Company to the Pledgee after this Agreement enters into force in relation to the Pledged Equity and all the matters required by this Agreement are true and valid in all material aspects at the time of provision.

8.4	This Agreement is duly signed by the Company and constitutes a legal, effective and binding obligation on the Company.

8.5

It has full power and authority within the company to enter into and deliver this Agreement and all other documents to be signed by it relating to the transactions described in this Agreement, and it has full power and authority to complete the transactions described herein.

8.6

It is not involved in any litigation, legal process or demand that is pending or threatening as far as the Company knows in any court or arbitration tribunal against the Company or assets thereof (including but not limited to the Pledged Equity), and is not involved in any litigation, legal process or demand that is pending or threatening as far as the Company knows in any government authority or administration authority against the Company or assets thereof (including but not limited to the Pledged Equity), which will have a material or adverse effect on the Company’s economic conditions or the Pledgor’s ability to perform the obligations and warranty liabilities under this Agreement.

Equity Pledge Agreement

8.7	The Company hereby agrees to bear joint liability to the Pledgee regarding the Pledgor’s statements and undertakings under Articles 7.4, 7.5, 7.6, 7.8 and 7.10 of this Agreement.

8.8

The Company hereby undertakes to the Pledgee that the aforesaid statements and undertakings shall be true and correct and be fully observed in any circumstance at any time before the Contract Obligations are fully performed or the Secured Debts are fully paid off.

Article 9 Undertakings by the Pledgor

The Pledgor severally undertakes to the Pledgee as follows:

9.1

Without the prior written consent of the Pledgee, the Pledgor shall not reset or allow setting any new pledge or any other security interest on the Pledged Equity. It is invalid to set any pledge or any other security interest on all or part of the Pledged Equity without the prior written consent.

9.2

The Pledgor shall not transfer the Pledged Equity without prior written notice to and prior written consent of the Pledgee. All of the Pledgor’s proposed acts to transfer the Pledged Equity shall be invalid. The monies obtained from the Pledgor’s transfer of the Pledged Equity shall be first used by the Pledgee to liquidate the Secured Debts in advance or be deposited at a third party upon agreement with the Pledgee.

9.3

When there is any legal action, arbitration or other request that may adversely affect the interests or Pledged Equity of the Pledgor or the Pledgee under the Transaction Agreements and this Agreement, the Pledgor undertakes to notify the Pledgee in writing as soon as possible and in a timely manner, and, in accordance with the reasonable requirements of the Pledgee, take all necessary measures to protect the pledge rights of the Pledgee on the Pledged Equity.

9.4

The Pledgor shall not engage in or allow any act or action that may adversely affect the interests or Pledged Equity of the Pledgee under the Transaction Agreements and this Agreement. The Pledgor waives the right of first refusal in realizing pledge rights.

9.5

The Pledgor undertakes to, in accordance with the reasonable requirements of the Pledgee, take all necessary measures and sign all necessary documents (including but not limited to supplementary agreements hereof) to protect the pledge rights of the Pledgee on the Pledged Equity and ensure the exercise and realization of such rights.

9.6	The Pledgee undertakes to take all measures to achieve the transfer of any Pledged Equity arising from the exercise of the pledge under this Agreement.

Article 10 Undertakings by the Company

10.1

If any consent, permission, waiver or authorization by any third person, or any approval, permission or exemption by any government authority, or any registration or filing formalities with any government authority need to be obtained in respect of the execution and performance of this Agreement and the Equity Pledge hereunder, the Company shall endeavour to assist in the obtainment of the above and keep them fully effective during the validity period of this Agreement.

10.2	Without the prior written consent of the Pledgee, the Company will not help or allow the Pledgor to set any new pledge or any other security interest on the Pledged Equity.

10.3	Without the prior written consent of the Pledgee, the Company will not help or allow the Pledgor to transfer the Pledged Equity.

Equity Pledge Agreement

10.4

When there is any legal action, arbitration or other request that may adversely affect the interests of the Company, the Pledged Equity or the Pledgee under the Transaction Agreements and this Agreement, the Company undertakes to notify the Pledgee in writing as soon as possible and in a timely manner, and, in accordance with the reasonable requirements of the Pledgee, take all necessary measures to protect the pledge rights of the Pledgee on the Pledged Equity.

10.5	The Company shall not engage in or allow any act or action that may adversely affect the interests or Pledged Equity of the Pledgee under the Transaction Agreements and this Agreement.

10.6

The Company will, in the first month of each calendar quarter, provide the Pledgee with the financial statements of the Company for the previous calendar quarter, including (but not limited to) the balance sheet, income statement and cash flow statement.

10.7

The Company undertakes to, in accordance with the reasonable requirements of the Pledgee, take all necessary measures and sign all necessary documents (including but not limited to supplementary agreements hereof) to protect the pledge rights of the Pledgee on the Pledged Equity and ensure the exercise and realization of such rights.

10.8	The Company undertakes to take all measures to achieve the transfer of any Pledged Equity arising from the exercise of the pledge under this Agreement.

Article 11 Change of Circumstances

11.1

As a supplement and without prejudice to other terms of the Transaction Agreements and this Agreement, if, at any time the promulgation or change of any PRC laws, regulations or rules, or change in interpretation or application of such laws, regulations and rules, or change of the relevant registration procedures causes the Pledgee to believe that it will be illegal or counter to such laws, regulations or rules to further maintain the effectiveness of this Agreement and/or dispose of the Pledged Equity in the manner provided herein, the Pledgor shall, at the written direction of the Pledgee and in accordance with the reasonable request of the Pledgee, promptly take all actions and/or execute any agreement or other document, in order to:

(1) keep this Agreement valid and effective;

(2) facilitate the disposal of the Pledged Equity in the manner provided herein; and/or

(3) maintain or effectuate the security established or intended to be established hereunder.

Article 12 Entry into Force and Validity Period of this Agreement

12.1

This Agreement shall enter into force upon being duly executed by the parties. The Pledgor and the Company shall record the pledge hereunder in the aforesaid capital contribution certificate and shareholders’ register in a timely manner.

12.2	This Agreement shall remain valid until the full performance of the Contract Obligations or the full repayment of the Secured Debts.

Article 13 Notice

13.1	Any notices, requests, demands and other correspondences required by this Agreement or made according to this Agreement shall be served in writing to the parties concerned.

13.2

The aforesaid notices or other correspondences shall be deemed to have been served: (i) upon sending, when sent by fax or telex; (ii) upon receipt, when delivered personally; (iii) five (5) days after being posted, when sent by post.

Equity Pledge Agreement

Article 14 Other Matters

14.1

The Pledgor and the Company agree that, to the extent permitted by the PRC laws, the Pledgee may assign its rights and/or obligations hereunder to any third party after notifying the Pledgor and the Company; however, without the prior written consent of the Pledgee, other parties hereto shall not assign to any third party their rights, obligations or liabilities hereunder. Successors or permitted assignees (if any) of the Pledgor and the Company shall continue to perform the respective obligations of the Pledgor and the Company under this Agreement.

14.2	This Agreement is executed in Chinese in five (5) counterparts.

14.3	The conclusion, validity, performance, modification, interpretation and termination of this Agreement shall be governed by the PRC laws.

14.4

Any dispute between the parties for the interpretation and performance of terms hereunder shall be settled by the parties through good faith negotiation. If no agreement on solving the dispute is reached within thirty (30) days after one party requests to solve the dispute upon negotiation, any party may refer the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in Beijing pursuant to the arbitration rules thereof then in effect. The arbitration shall be conducted in Chinese. The arbitration award shall be final and binding on the parties. The parties agree and confirm that the arbitration tribunal and arbitrators shall have the right to grant any remedies (including provisional and permanent remedies) in accordance with this Agreement and the applicable PRC laws, and that during the formation of the arbitration tribunal or where appropriate, any party shall have the right to apply to a court with jurisdiction for provisional remedies.

14.5

Any rights, powers and remedies conferred on any party by any terms of this Agreement shall not preclude any other rights, powers or remedies conferred on it under the laws and other terms of this Agreement, and any party’s exercise of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies enjoyed by it.

14.6

Any party’s failure to exercise or delay in exercising any rights, powers and remedies (hereinafter referred to as “the Rights”) conferred on it under this Agreement or laws shall not result in its waiver of the Rights, and the waiver of any single or part of the Rights shall also not preclude the party from exercising the Rights in other ways and exercising the other Rights.

14.7	The titles to the articles of this Agreement are for index purposes only and shall not be used for or affect the interpretation of the provisions of this Agreement under any circumstances.

14.8

Each term of this Agreement is severable and independent of other terms. If any term or terms of this Agreement become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other terms of this Agreement shall not in any way be affected thereby.

14.9

Any amendment and supplement to this Agreement shall be executed in writing and shall take effect upon being duly signed by the parties hereto, unless the Pledgor or the Company assigns its rights hereunder according to Article 14.1.

14.10	This Agreement shall be binding on the legal successors of the parties. The appendixes hereto shall have the same legal force as the text hereof.

14.11

Upon the execution of this Agreement, the Pledgor shall enter into a power of attorney (hereinafter referred to as the “Power of Attorney”) as shown in Appendix II to authorize any person designated by the Pledgee to sign, on behalf of the Pledgor and according to this Agreement, any and all legal documents necessary for the exercise of the Pledgee’s rights hereunder. If, according to laws and regulations or relevant requirements of the government, the relevant legal documents must be personally signed by the Pledgor, the Pledgor must act according to the instructions of the Pledgee and sign such documents approved by the Pledgee in advance. Such Power of Attorney shall be kept by the Pledgee, and the Pledgee may, at any time where necessary, submit the same to the relevant government departments. If and only if the Pledgee sends a written notice to the Pledgor to replace the proxy, the Pledgor shall immediately appoint other persons designated by the Pledgee at that time to exercise the above authorization and re-authorize the power of attorney according to the content and format set forth in Appendix II. The new authorization shall replace the original one once it is made. In addition, the Pledgor shall not revoke the authorization made to the proxy.

Equity Pledge Agreement

14.12	Upon execution of this Agreement, the Pledgor shall issue to the Pledgee a letter of commitment (hereinafter referred to as “Letter of Commitment”) as shown in Appendix III.

[The remainder is intentionally left blank]

Appendix I

Information about the Pledgor

No.	Name	ID card No.	Shareholding percentage	Amount of contribution (RMB’0,000)	Amount of debt (RMB’0,000)
1	Weiqin Qiu	*	80%	800	800
2	Yulin Wang	*	20%	200	200

Appendix II

Power of Attorney

Appendix III

Commitment Letter

[The remainder is intentionally left blank, only for signatures]

In witness whereof, this Equity Pledge Agreement has been executed by the following parties on the date and in the place first above written.

Company:

Kingsoft Cloud (Beijing) Information Technology Co., Ltd.

/s/ Kingsoft Cloud (Beijing) Information Technology Co., Ltd.

/s/ Yulin Wang
Name: Yulin Wang
Position: Legal representative

Pledgee:

Beijing Yunxiang Zhisheng Technology Co., Ltd

/s/ Beijing Yunxiang Zhisheng Technology Co., Ltd

/s/ Yulin Wang
Name: Yulin Wang
Position: Legal representative

[The remainder is intentionally left blank, only for signatures]

In witness whereof, this Equity Pledge Agreement has been executed by the following parties on the date and in the place first above written.

Pledgor:

Weiqin Qiu

/s/ Weiqin Qiu

Yulin Wang

/s/ Yulin Wang